Exhibit 5.2
June 18, 2010
Arch Coal, Inc.
One CityPlace Drive
Suite 300
St. Louis, Missouri 63141
Ladies and Gentlemen:
     We have acted as special Kentucky counsel to Coal-Mac, Inc., a Kentucky corporation (“Coal-Mac”), and as special West Virginia counsel to Mountain Gem Land, Inc., a West Virginia corporation (“Mountain Gem” and, together with Coal-Mac, the “Designated Subsidiary Guarantors”), in connection with the Registration Statement on Form S-4 (File No. 333-165934) (the “Registration Statement”) filed by Arch Coal, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors named therein (the “Subsidiary Guarantors”), including the Designated Subsidiary Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (i) $600,000,000 aggregate principal amount of its 8¾% Senior Notes due 2016 (the “Exchange Notes”) to be offered in exchange for a like principal amount of the Company’s issued and outstanding unregistered 8¾% Senior Notes due 2016 and (ii) the guarantees of the Exchange Notes by the Subsidiary Guarantors (the “Guarantees”). The Exchange Notes and the Guarantees are proposed to be issued in accordance with the terms of the Indenture (the “Indenture”), dated as of July 31, 2009, by and among the Company, certain of the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 8, 2010, by and among the Company, certain of the Subsidiary Guarantors party thereto and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of March 12, 2010, by and among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Second Supplemental Indenture”), and the Third Supplemental Indenture, dated as of May 7, 2010, by and among the Company, the Subsidiary Guarantors and the Trustee (the “Third Supplemental Indenture” and together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplemental Indentures”).
     In connection with rendering the opinions set forth below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture, the Supplemental Indentures, the respective Certificates of Incorporation and the respective bylaws of the Designated Subsidiary Guarantors, and resolutions adopted by the respective boards of directors of the Designated Subsidiary Guarantors, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and of
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June 18, 2010

officers of the Designated Subsidiary Guarantors. We have not independently established any of the facts so relied on.
     For the purposes of this opinion letter, we further have made the assumptions that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Designated Subsidiary Guarantors) on each such document are genuine. We also have assumed for purposes of this opinion letter the legal capacity of natural persons and that each party to the documents we have examined or relied on (other than the Designated Subsidiary Guarantors) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against it. We have not verified any of the foregoing assumptions.
     The opinions expressed in this opinion letter are limited to the laws of the Commonwealth of Kentucky (insofar as the opinions relate to Coal-Mac) and the State of West Virginia (insofar as the opinions relate to Mountain Gem), including the applicable provisions of the Kentucky and West Virginia Constitutions, respectively, and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of federal law, the laws of any states other than Kentucky or West Virginia or the laws of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on and subject to the foregoing and to the additional qualifications and other matters set forth below, it is our opinion that:
     1. Coal-Mac is validly existing as a corporation under the laws of the Commonwealth of Kentucky, and Mountain Gem is validly existing as a corporation under the laws of the State of West Virginia.
     2. The Designated Subsidiary Guarantors have the requisite corporate power and authority to execute and deliver, and to incur and perform their obligations under the Guarantees to which they are a party.
     3. The execution and delivery of the Guarantees by the Designated Subsidiary Guarantors, and the incurrence and performance by the Designated Subsidiary Guarantors of their obligations thereunder in accordance with the Indenture and the Supplemental Indentures have been duly authorized by all requisite corporate action by the Designated Subsidiary Guarantors.
     4. The execution and delivery by the Designated Subsidiary Guarantors of the Guarantees (to which each is a party) in accordance with the Indenture and the Supplemental Indentures do not violate any provision of the organizational documents of the Designated
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Subsidiary Guarantors or the applicable law of the Commonwealth of Kentucky, in the case of Coal-Mac, or the State of West Virginia, in the case of Mountain Gem.
     5. No governmental approval by any governmental authority of the Commonwealth of Kentucky or the State of West Virginia is required to authorize, or is required for, the execution and delivery of the Guarantees to which the Designated Subsidiary Guarantors are parties.
     6. When (a) the Company’s outstanding unregistered 8¾% Senior Notes due 2016 have been exchanged in the manner described in the Registration Statement, (b) the Exchange Notes and the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, as supplemented by the Supplemental Indentures, and (c) all applicable provisions of “blue sky” laws have been complied with, the Guarantees to which the Designated Subsidiary Guarantors are parties will be validly issued.
     Although attorneys in our firm are licensed to practice law in a variety of jurisdictions, only those admitted to the bars in the Commonwealth of Kentucky and the State of West Virginia have been involved in the issuance of this opinion, and we express no opinion as to the laws of any jurisdiction other than the Commonwealth of Kentucky and the State of West Virginia. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     The foregoing opinions are rendered as of the date hereof, and we have not undertaken to supplement this opinion with respect to factual matters or changes in law which may hereafter occur. The opinions expressed in this letter are provided as legal opinions only and not as guaranties or warranties of the matters discussed herein. Subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, K&L Gates LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company, as filed with the Commission as Exhibit 5.1 to the Registration Statement.
     The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement or the Prospectus and, except for the opinions contained herein and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Commission of the Registration Statement with respect to the registration of the Exchange Notes and assume no responsibility for the contents of any such material.
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Arch Coal, Inc.
June 18, 2010

     We hereby consent to the reference to Jackson Kelly PLLC under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Yours truly,
/s/ JACKSON KELLY PLLC
JACKSON KELLY PLLC
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